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                                                     EXHIBIT (d)(4)(B)

                          CONSENT TO TRANSACTION


First Data Corporation ("FDC") and PNC Bank Corp. ("PNC") have entered into a definitive agreement pursuant to which FDC will sell its wholly owned subsidiary, First Data Investor Services Group, Inc. ("FDISG") to PNC's wholly owned subsidiary, PFPC Worldwide, Inc. ("PFPC") or another wholly-owned affiliate of PNC (the "Transaction"). The Transaction is expected to close in the fourth quarter of 1999 (the "Closing Date").

Reference is made to the Agreements listed on Exhibit A and all amendments and supplements thereto (collectively, the "Agreement(s)") between FDISG and the below named company or companies (the "Company") pursuant to which FDISG provides certain services to the Company. Under the terms of the Agreements, the consent of the Company is required in the event of a change of control of FDISG such as described in the first paragraph above.

The undersigned, a duly authorized officer of the Company, hereby agrees and consents to the change of control of FDISG as contemplated by the Transaction, waives any rights arising under the Agreement(s) as a result of, or in connection with, the Transaction and acknowledges and agrees that upon the Closing Date the Agreement(s) shall, subject to the foregoing waiver, remain in full force and effect pursuant to its terms as in effect immediately prior to the Closing Date.

Directed Services, Inc.

By: /s/Mary Bea Wilkinson
    ------------------------

Name: Mary Bea Wilkinson
      ----------------------

Title: Senior Vice President
       ---------------------

Date:   9-9-99
      ----------------------

The GCG Trust

By: /s/Mary Bea Wilkinson
    ------------------------

Name: Mary Bea Wilkinson
      ----------------------

Title: Treasurer
       ---------------------

Date:   9-9-99
      ----------------------

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                              EXHIBIT A


Administration and Fund Accounting Agreement, dated as of January 1, 1995, among FDISG, Directed Services, Inc. and the GCG Trust.